UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2021 (August 23, 2021)

TRIPLE-S MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920

(Address of Principal Executive Offices and Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GTS	New York Stock Exchange (NYSE)

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On August 23, 2021, Triple-S Management Corporation, a Puerto Rico corporation (“Triple-S”), GuideWell Mutual Holding Corporation, a Florida not-for-profit mutual insurance holding company (“GuideWell”), and GuideWell Merger, Inc., a Delaware corporation and a wholly owned subsidiary of GuideWell (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Merger Sub will be merged with and into Triple-S, with Triple-S surviving the merger as a wholly-owned subsidiary of GuideWell (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of Triple-S common stock, par value $1.00 per share (the “Triple-S Common Stock”) (other than (i) treasury shares of Triple-S Common Stock held by Triple-S and any shares of Triple-S Common Stock beneficially owned by GuideWell or Merger Sub, which shares will be automatically canceled and retired in the Merger for no consideration, (ii) Triple-S RSAs (as defined below), which will be treated in the Merger as described below and (iii) any shares of Triple-S Common Stock with respect to which dissenters’ rights have been exercised, which will be treated in the Merger as set forth in the Merger Agreement), will be automatically canceled and retired and converted into the right to receive $36.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

Treatment of Triple-S Equity Awards

At the Effective Time, each share of Triple-S Common Stock subject to vesting or forfeiture, whether granted pursuant to Triple-S stock plans or otherwise (each, a “Triple-S RSA”) that is outstanding as of the date of the Merger Agreement and immediately prior to the Effective Time, whether or not vested, will be converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes.

At the Effective Time, each restricted stock unit subject to performance-based vesting criteria payable in, or whose value is determined with reference to the value of, shares of Triple-S Common Stock, whether granted pursuant to the Triple-S stock plans or otherwise (each, a “Triple-S PSU”) that is outstanding as of the date of the Merger Agreement and immediately prior to the Effective Time, whether or not vested, will be canceled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the number of shares of Triple-S Common Stock covered by each such award immediately prior to the Effective Time, determined based on target performance, without interest and less any applicable withholding taxes.

At the Effective Time, each restricted stock unit payable in, or whose value is determined with reference to the value of, shares of Triple-S Common Stock, whether granted pursuant to the Triple-S stock plans or otherwise (each, a “Triple-S RSU”) that is outstanding as of the date of the Merger Agreement and immediately prior to the Effective Time, whether or not vested, will be canceled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the number of shares of Triple-S Common Stock covered by such award as of immediately prior to the Effective Time, without interest and less any applicable withholding taxes.

At the Effective Time, each award of Triple-S RSUs or Triple-S PSUs granted following the date of the Merger Agreement and outstanding immediately prior to the Effective Time, whether or not vested, will be canceled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the number of shares of Company Common Stock covered by such award as of immediately prior to the Effective Time (determined, in the case of Triple-S PSUs, based on target performance), payable on the date the award of Triple-S RSUs or Triple-S PSUs, respectively, would have otherwise vested pursuant to its vesting schedule, subject to the holder’s continuing employment as of each such vesting date or as otherwise provided in and pursuant to the terms and conditions of the award agreements for such Triple-S RSUs and Triple-S PSUs, which terms and conditions shall be no more favorable than those with respect to awards granted prior to the date of this Agreement.

Covenants; Representations and Warranties

Triple-S and GuideWell each made representations, warranties and covenants in the Merger Agreement, including, among others, covenants by Triple-S, subject to certain exceptions, to conduct its business in the ordinary course and use its reasonable best efforts to preserve, among other things, its organization, assets, employees and material business relationships, in each case, during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

Under the Merger Agreement, each of GuideWell and Triple-S has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to the closing of the Merger to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by the Merger Agreement, including obtaining all required regulatory and contractual consents, including, without limitation, expiration or termination of any applicable waiting period (including any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”) and approvals from the Office of the Commissioner of Insurance of Puerto Rico, the Office of Industrial Tax Exemption of the Puerto Rico Department of Economic Development, Administracion de Seguros de Salud de Puerto Rico, the BVI Financial Services Commission, the Anguilla Financial Services Commission and the Blue Cross and Blue Shield Association. Notwithstanding such general obligation to take such actions and obtain such regulatory and contractual consents, GuideWell is not required to take any action with respect to its business or agree to take any action with respect to Triple-S’s business, other than for such regulatory and contractual conditions with respect to Triple-S and its subsidiaries that would be de minimis to Triple-S and its subsidiaries, taken as a whole (a “Burdensome Condition”). The Merger Agreement provides that a “Burdensome Condition” exists if GuideWell is required to (i) sell any asset or business of GuideWell, Triple-S or any of their respective subsidiaries, (ii) terminate or alter any existing relationship, contractual right or obligation of GuideWell, Triple-S or any of their respective subsidiaries, (iii) create any relationship, contractual right or obligation, including any payment obligation (other than customary filing fees) of GuideWell, Triple-S or any of their respective subsidiaries or (iv) implement any limitations or restrictions on the ability of GuideWell and its subsidiaries to hold and exercise full rights of ownership of any equity interests in Triple-S, including the right to vote such equity interests, or to effectively control the business or operations of Triple-S or any of its subsidiaries, in each case, other than restrictions or conditions with respect to Triple-S and its subsidiaries that would be de minimis to Triple-S and its subsidiaries, taken as a whole. Additionally, GuideWell is not required to defend any lawsuit brought by a governmental entity or other adjudicatory action initiated by or at the behest of a governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity), in each case, seeking to either (i) restrain, enjoin, prevent, prohibit, or otherwise make illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (ii) impose a Burdensome Condition.

Closing Conditions

The obligation of the parties to consummate the Merger is subject to various conditions, including (i) the approval and adoption of the Merger Agreement by Triple-S shareholders, (ii) the absence of any applicable law, judgment, other legal restraint or prohibition (in each case whether temporary, preliminary or permanent in nature) or binding order or determination by any governmental entity (collectively, the “Legal Restraints”) restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger, (iii) HSR Clearance, (iv) all other required antitrust approvals having been obtained, (v) receipt of certain specified governmental consents and approvals in accordance with the Merger Agreement (including approvals from the Office of the Commissioner of Insurance of Puerto Rico, the Office of Industrial Tax Exemption of the Puerto Rico Department of Economic Development, Administracion de Seguros de Salud de Puerto Rico, the BVI Financial Services Commission and the Anguilla Financial Services Commission), (vi) performance in all material respects by Triple-S, GuideWell and Merger Sub of all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time and (vii) subject in most cases to exceptions that do not rise to the level of a “Company Material Adverse Effect” (as defined in the Merger Agreement), as applicable, the accuracy of representations and warranties made by Triple-S and GuideWell, respectively. The obligation of GuideWell to consummate the Merger is also subject to (i) there not having been since the date of the Merger Agreement any change, event, effect, fact, development, circumstance or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) there not being any pending lawsuit brought by any governmental entity or other adjudicatory action initiated by or at the behest of any governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity), in either case, seeking to (A) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (B) impose a Burdensome Condition, (iii) there not being any Legal Restraint imposing a Burdensome Condition being in effect and (iv) receipt of certain third-party consents and approvals in accordance with the Merger Agreement (including from the Blue Cross and Blue Shield Association). The obligation of the parties to consummate the Merger is not subject to any financing condition.

Shareholder Meeting; Non-Solicitation; Intervening Events

The Merger Agreement requires Triple-S to convene a shareholders meeting for purposes of obtaining the necessary Triple-S shareholder approval and, subject to certain exceptions, Triple-S has agreed (i) not to solicit, initiate, facilitate or encourage (including by way of furnishing information), or participate in any discussions or negotiations regarding, the making of any proposal or offer that constitutes or would reasonably be expected to lead to an takeover proposal from a third party, unless it is in response to an alternative takeover proposal by a third party that Triple-S’s board of directors believes is reasonably likely to lead to a superior takeover proposal and (ii) that its board of directors will recommend that Triple-S’s shareholders approve and adopt the Merger Agreement.

Prior to the approval and adoption of the Merger Agreement by Triple-S’s shareholders, the Triple-S board of directors, as applicable, may, in connection with the receipt of a “Superior Proposal” (as defined on the Merger Agreement, which definition generally includes a third party making an alternative takeover proposal that Triple-S’s board of directors determines constitutes a superior proposal), change its recommendation in favor of the Merger Agreement or, in certain circumstances, terminate the Merger Agreement to enter into a definitive agreement providing for such Superior Proposal, as applicable, subject to payment of the termination fee described below, in each case, subject to complying with notice and other specified conditions, including engaging in good faith negotiations with GuideWell for a four-business day period and considering in good faith any revised proposals made by GuideWell.

In addition, prior to the approval and adoption of the Merger Agreement by Triple-S’s shareholders, the Triple-S board of directors may, in connection with an “Intervening Event” (as defined in the Merger Agreement, which definition generally includes changes in circumstances that cause Triple-S’s board of directors to determine that failure to change its recommendation to Triple-S’s shareholders would be inconsistent with its fiduciary duties), respectively, change its recommendation in favor of the Merger Agreement, subject to complying with notice and other specified conditions, including engaging in good faith negotiations with GuideWell for a four-business day period and considering in good faith any revised proposals made by GuideWell, if the failure to make such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties.

Termination; Termination Fees

As described above, prior to the approval and adoption of the Merger Agreement by Triple-S’s shareholders, Triple-S may terminate the Merger Agreement to concurrently enter into a definitive agreement providing for a Superior Proposal, subject to complying with notice and other specified conditions and payment of the termination fee described below. In addition, if Triple-S’s board of directors changes its recommendation that Triple-S’s shareholders approve and adopt the Merger Agreement, Triple-S or GuideWell may terminate the Merger Agreement.

The Merger Agreement contains certain other termination rights, including, among others, the right of each party to terminate the Merger Agreement if (i) the transaction is not consummated on or before a “drop dead date” of May 23, 2022 (unless a material breach by such party is the primary cause of the failure for the closing to occur), (ii) a final and non-appealable law or order has been issued that prohibits the consummation of the Merger, (iii) Triple-S’s shareholders fail to approve the Merger at the Triple-S shareholders meeting, (iv) the representations, warranties or covenants of the other party are breached such that there is a failure of the related closing condition (subject to a 30-day cure period) or (v) a lawsuit has been brought by a governmental entity or an adjudicatory action has been initiated by or at the behest of a governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity), in either case, seeking to either restrain or prevent the Merger or impose a Burdensome Condition and GuideWell elects not to defend such lawsuit or adjudicatory action. Additionally, GuideWell has the right to terminate the Merger Agreement if, prior to the receipt of Triple-S’ shareholder approval, Triple-S has materially breached its “no-shop” obligations (subject to a five-day cure period and with the parties having agreed that a material breach of Triple-S’s “no-shop” obligations that directly or indirectly results in an alternative takeover proposal will not be capable of being cured).

In the event of a termination of the Merger Agreement under certain circumstances and as a result of certain other circumstances, GuideWell or Triple-S may be required to pay a termination fee to the other.

Triple-S would be required to pay to GuideWell a termination fee of $17,985,000 if the Merger Agreement is terminated (i) by GuideWell because either there has been a material breach of Triple-S’s “no-shop” covenant or Triple-S’s board of directors changes its recommendation that Triple-S’s shareholders approve and adopt the Merger Agreement, (ii) by Triple-S to enter into a superior takeover proposal before Triple-S’s shareholders vote to approve and adopt the Merger Agreement or (iii) by Triple-S or GuideWell as a result of either the “drop dead date” being reached, failure to obtain the necessary shareholder vote or uncured breach by Triple-S of its representations, warranties or covenants, and if an alternative takeover proposal had been made to Triple-S (and not withdrawn) prior to the event that gave rise to the termination of the Merger Agreement and, within 12 months of such termination of the Merger Agreement, any transaction that constitutes a Company Takeover Proposal (as defined in the Merger Agreement) is consummated or Triple-S or a subsidiary of Triple-S enters into a definitive agreement providing for the consummation of any transaction within the definition of Company Takeover Proposal (as defined in the Merger Agreement), whether or not it is with the same person or group.

GuideWell would be required to pay to Triple-S a termination fee of $17,985,000 if the Merger Agreement is terminated by Triple-S or GuideWell pursuant to the “drop dead date” being reached when one or more of the following conditions is not satisfied (and all other conditions have been satisfied): (i) the absence of any Legal Restraint restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger is in effect (but only if the applicable Legal Restraint relates to required antitrust and other regulatory approvals being obtained), (ii) required antitrust and other regulatory approvals have been obtained, (iii) the absence of any pending lawsuit brought by any governmental entity or other adjudicatory action initiated by or at the behest of any governmental entity (and not upon the filing of a claim, challenge or complaint by any other person) seeking to (A) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Merger or (B) impose a Burdensome Condition, (iv) the absence of any Legal Restraint imposing a Burdensome Condition and (v) all required consents and approvals of third parties with respect to certain specified contracts have been obtained. GuideWell would also be required to pay to Triple-S a termination fee of $17,985,000 if the Merger Agreement is terminated (i) by Triple-S or GuideWell because there is a final and non-appealable law or order issued that prohibits the receipt of required regulatory approvals (but only if the applicable Legal Restraint relates to required antitrust and other regulatory approvals being obtained), (ii) by GuideWell because there is a final and non-appealable Legal Restraint imposing a Burdensome Condition or (iii) by Triple-S or GuideWell because a lawsuit has been brought by, or an adjudicatory action has been initiated by or at the behest of, any governmental entity seeking to restrain or prevent the Merger or impose a Burdensome Condition.

Certain Employee Matters

GuideWell has agreed in the Merger Agreement that, for one year after the closing of the Merger, continuing employees will receive (i) base compensation at least equal to the base compensation provided to such employees prior to the closing of the Merger, (ii) incentive compensation opportunities no less favorable than those provided to such employees prior to the closing of the Merger (taking into account the target value of annual equity-based compensation awards historically provided, but excluding one-time, special or transaction-related incentive compensation opportunities, provided that Parent would not be obligated to grant equity awards to continuing employees) and (iii) employee benefits no less favorable in the aggregate than those provided to such employees prior to the closing of the Merger.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide Triple-S shareholders and other security holders with information regarding its terms and is not intended to provide any factual information about GuideWell or Triple-S. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Triple-S shareholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate, have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself, may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by Triple-S shareholders or other security holders. Triple-S shareholders and other security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Triple-S, GuideWell or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Triple-S’s public disclosures. Triple-S acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Item 8.01.	Other Events.

On August 24, 2021, Triple-S and GuideWell issued a joint press release announcing the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-looking Statements

Certain statements contained in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future, not past or historical events. Without limiting the foregoing, the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “feel(s),” “forecast(s),” “intend(s),” “may,” “potential,” “plan(s),” “predict(s),” “project(s),” “seek(s),” “should,” “would,” “will,” and similar expressions (including the negative thereof) are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Triple-S intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although Triple-S believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions when made, there is no assurance that such assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, the risk that Triple-S fails to obtain the required vote of Triple-S’s shareholders; the risk of a significant delay in consummating the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval or a Blue Cross and Blue Shield Association approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the impact of COVID-19 on global markets, economic conditions, the health care industry and our results of operations, which is unknown, and the response by governments and other third parties; the inability to predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the impact of COVID-19; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs; disasters or epidemics; provider, territory, state, federal, foreign and other contract changes and timing of regulatory approval of contracts; the outcome of legal and regulatory proceedings; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that potential litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification or liability; unexpected costs, charges or expenses resulting from the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Triple-S; and the risk that the proposed transaction and its announcement could have an adverse effect on Triple-S’s ability to contract with providers and retain and hire key personnel; as well as risk factors listed from time to time in Triple-S’s filings with the Securities and Exchange Commission (the “SEC”). Triple-S cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Triple-S disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information and Where to Find It

This communication relates to a proposed transaction between Triple-S and GuideWell. In connection with this proposed transaction, Triple-S may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Triple-S may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRIPLE-S ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Triple-S. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Triple-S through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Triple-S will be available free of charge on Triple-S’s internet website at https://investors.triplesmanagement.com or by contacting Triple-S’s primary investor relations contact by email at investorrelations@ssspr.com or by phone at (787)749-4949. Copies of documents filed with the SEC by GuideWell will be made available free of charge on GuideWell’s website at www.guidewell.com.

Participants in Solicitation

Triple-S, GuideWell, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Triple-S is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 18, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K. Information about the directors and executive officers of GuideWell is set forth on its website at www.guidewell.com/who-we-are.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of August 23, 2021, by and among Triple-S Management Corporation, GuideWell Mutual Holding Corporation and GuideWell Merger, Inc.*
99.1	Joint Press Release, dated August 24, 2021, issued by Triple-S and GuideWell.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Triple-S agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: August 24, 2021	By:	/s/ Roberto García Rodríguez

Name: Roberto García Rodríguez
Title: President and CEO